UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2005

Central Vermont Public Service Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Vermont	1-8222	03-0111290
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

77 Grove Street, Rutland, Vermont		05701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(802) 747-5426

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2005, Central Vermont Public Service Corporation ("CVPS"), a Vermont corporation, entered into a Stock Subscription Agreement (the "Subscription Agreement") among CVPS, CEC Wind Acquisition, LLC, a Delaware limited liability company established by Diamond Castle, a New York based private equity investment firm (the "Purchaser"), Catamount Resources Corporation, a Vermont corporation and wholly-owned subsidiary of CVPS ("CRC"), and Catamount Energy Corporation, a Vermont corporation and wholly-owned subsidiary of CRC (the "Company"). The Subscription Agreement provides that, upon the terms and subject to the conditions set forth therein, the Purchaser will invest $62.5 million in the Company for an approximate 51% ownership interest in the Company.

Concurrent with the Subscription Agreement, CVPS also entered into a Stockholders’ Agreement (the "Stockholders’ Agreement") among CVPS, CRC, the Purchaser and the Company. The Stockholders’ Agreement governs CVPS’s and CRC’s on-going relationship with the Purchaser as stockholders of the Company and provides, among other things, CRC with the option to sell to the Purchaser its entire remaining interest in the Company, with such option exercisable by CRC on or before March 31, 2006 subject to certain terms and conditions, for an aggregate consideration of $60 million less certain transaction expenses.

The Subscription Agreement

At the initial closing, which is anticipated to be October 31, 2005 (the "Initial Closing"), the Purchaser will pay $16 million for shares of the Company’s Class A common stock, par value $0.01 per share, which amounts to approximately 21% ownership of the Company. The $16 million initial investment represents an increase of $1 million over the previously announced amount of Diamond Castle's initial investment. Under the Subscription Agreement, the Purchaser’s obligation to provide funds in excess of the initial $16 million investment is subject to it demonstrating to CVPS prior to December 31, 2005 that it has sufficient capital available to satisfy the proposed equity funding obligations under the transaction.

On October 18, 2005, the Purchaser demonstrated to CVPS that it has sufficient capital available. Consequently, following the Initial Closing the Purchaser will be obligated to fund an additional $46.5 million at subsequent closings over the next three years, as requested by the Company from time to time, for expenditures approved by the Purchaser. In return for this obligation to provide additional funding, the Purchaser will receive at the Initial Closing one share of the Company’s Class B common stock, par value $0.01 per share. The share of Class B common stock, together with their Class A common stock, will give the Purchaser 51% voting interest in the Company. The Class B share will convert to a single share of Class A common stock in certain circumstances, including a default by Diamond Castle in its funding obligations.

The shares of the Company’s common stock to be issued to the Purchaser will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), but instead will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The Company and CVPS, CRC and the Purchaser, as stockholders of the Company, have entered into a registration rights agreement providing for certain registration rights in favor of the stockholders with respect to their shares of the Company’s stock.

The Company and CVPS have made customary representations, warranties and covenants in the Subscription Agreement, including, among others, covenants (i) to conduct the business of the Company in the ordinary course consistent with past practice during the interim period between the execution of the Subscription Agreement and the Initial Closing; (ii) to not take certain specified actions respecting the business prior to the Initial Closing without the Purchaser’s consent; (iii) to provide confidential information to the Purchaser, subject to the Purchaser’s covenant not to disclose such confidential information except in limited circumstances; and (iv) to not hire or fire employees of the Company prior to the Initial Closing. In addition, the Company and CVPS made certain additional covenants, including, among others, covenants (i) not to seek alternative transactions with other parties; and (ii) as of the Initial Closing, to supply retirement benefits and medical coverage for three of the Company’s employees as well as lump sum payments to certain Company employees in consideration of the termination of their participation in the Company’s retirement and other benefit plans. These representations, warranties and several of the covenants are made as of the execution of the Subscription Agreement and the Initial Closing only and will not be brought down for subsequent closings. Both parties have also covenanted not to disclose confidential information except in certain limited circumstances.

Consummation of funding at the Initial Closing is subject to customary conditions, including that (i) no material adverse effect has occurred in respect of the business of the Company, (ii) there is an absence of any injunction or order prohibiting the closing, (iii) all consents, approvals, orders or authorizations have been obtained; and (iv) the representations and warranties are accurate, except where inaccuracy, without giving effect to any materiality qualifiers in the representations and warranties, would not lead to a loss, individually or in the aggregate, of greater than $4 million. In addition, the Purchaser’s obligation for funding at the Initial Closing is subject to certain documents being in effect, including (i) an Amended and Restated Certificate of Incorporation; (ii) Amended and Restated By-laws; (iii) a new Stock Option Plan; (iv) Stockholders’ Agreement; (v) Registration Rights Agreement; and (vi) an Amended and Restated Services Contract between CVPS and the Company.

Conditions to the Purchaser’s obligations at each subsequent closing include (i) the Company must notify the Purchaser of its request for funding 15 days prior to the funding; (ii) the Company must specifically identify the use of the requested proceeds, which must be a permitted transaction under the Subscription Agreement; and (iii) the absence of any injunction or order prohibiting the closing.

CVPS has agreed to indemnify the Company and the Purchaser, and certain of their respective affiliates, in respect of a breach of certain representations and warranties and covenants, most of which survive until June 30, 2007, except certain items that customarily survive indefinitely. All losses related to taxes for periods prior to the Initial Closing are fully indemnified by CVPS, subject to a "true up" post-closing. For indemnification purposes, materiality is disregarded from all representations and warranties. Indemnification is net of insurance and taxes. Indemnification is subject to a $1.5 million deductible and a $15 million cap, excluding certain customary items. Environmental representations are subject to the deductible and the cap, and such environmental representations for only two of the Company’s underlying energy projects survive beyond June 30, 2007.

The Subscription Agreement is subject to certain customary termination provisions, prior to the Initial Closing, including (i) with mutual consent; (ii) in the case of a material adverse effect in the Company’s business; and (iii) in the case of a breach of the Subscription Agreement by any party. In addition, the Subscription Agreement may be terminated prior to any closing if (i) the transactions thereunder are enjoined; (ii) the Initial Closing has not occurred prior to December 31, 2005; or (iii) the Put Option, as described under the heading "Stockholders’ Agreement," below, is exercised. The confidentiality provisions under the Subscription Agreement will survive any termination of the Subscription Agreement.

At the Initial Closing, the Purchaser will be reimbursed up to $1.5 million for certain out-of-pocket expenses incurred in connection with the consummation of the transactions contemplated under the Subscription Agreement, and CVPS will be reimbursed up to $750,000 for such expenses.
The Stockholders’ Agreement

In connection with the transactions, on October 12, 2005, the Company and CVPS, CRC and the Purchaser, as stockholders of the Company, entered into a Stockholders’ Agreement (the "Stockholders’ Agreement") to govern the relationship between CVPS, CRC and the Purchaser as stockholders of the Company. The Stockholders’ Agreement is to be effective as of the Initial Closing.

Under the terms of the Stockholders’ Agreement, the Company’s Board of Directors will be restructured. After the Initial Closing, there will be seven directors, which will include three directors appointed by CVPS, three directors appointed by the Purchaser and the chief executive officer of the Company. These rights for the appointment of members of the Board of Directors will be transferable to any transferee of the entire interest in the Company of either CVPS or the Purchaser. As the ownership interest of either party is decreased, the number of appointees to which they are entitled will also decrease. A party will be entitled to (i) two appointees to the Board of Directors if its ownership interest as a percentage falls below 35% but remains above 15%; (ii) one appointee to the Board of Directors if its ownership interest as a percentage falls below 15% but remains above 10%; and (iii) no appointees to the Board of Directors if its ownership interest as a percentage falls below 10%.

Subject to certain conditions, under the Stockholders’ Agreement, many actions may only be taken by the Company with the prior consent of each of CVPS and the Purchaser, including, among others, (i) amending the charter or by-laws in such a manner that could adversely affect such party; (ii) approving affiliate transactions between the Company and any related party; (iii) approving the annual budgets, provided that the Purchaser will have the sole discretion over the use of its funds prior to the full funding of the $62.5 million; (iv) issuing new debt or equity not specified in the annual budget; (v) declaring dividends or other distributions; (vi) removing or appointing the chief executive officer; and (vii) making significant, defined as more than $10 million, acquisitions or divestitures, other than the initial $62.5 million or as contemplated by the annual budget.

Under the Stockholders’ Agreement, the Purchaser will have drag-along and tag-along rights with respect to CRC's shares. Such drag-along rights will not take effect until the third anniversary of the Initial Closing, and only then if a 15% minimum annual return on a pre-tax basis has been achieved. CRC will have tag-along, but not drag-along rights. In addition, either party will have a right of first offer with respect to share transfers by the other party, except that CRC will not have such rights in case of a drag-along sale by the Purchaser. Subject to certain exceptions, CRC and the Purchaser will have preemptive rights in any equity issuances by the Company after the initial $62.5 million has been invested.

Under the Stockholders’ Agreement, and pursuant to the terms and conditions under the Put Option Purchase and Sale Agreement, dated as of October 12, 2005, CRC has been granted an option to sell 100% of its interest in the Company to the Purchaser for additional consideration of approximately $60 million (the "Put Option"). The Put Option must be exercised before March 31, 2006.

Other Agreements

CVPS, CRC and the Purchaser, as stockholders of the Company, are also parties to a Registration Rights Agreement, providing for certain registration rights, including, subject to certain conditions, demand registration rights and piggyback registration rights, related to the common stock of the Company owned by either party.

Certain other agreements will be entered into in order to effect the consummation of the transactions contemplated under the Subscription Agreement, including, among others, an Amended and Restated Shared Services Contract under which CVPS will provide certain services for the Company at pre-determined hourly rates, including services related to (i) information services; (ii) taxes; and (iii) telecommunications.

General

The foregoing summaries of the Subscription Agreement, the Stockholders’ Agreement and any other referenced agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements filed as exhibits to this report, which are all incorporated herein by this reference. In the event of any conflict between the foregoing summaries and the full text of the agreements, the text of such agreements shall control.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.90 - Stock Subscription Agreement by and among CEC Wind Acquisition, LLC, Catamount Energy Corporation, Catamount Resources Corporation, and Central Vermont Public Service Corporation, dated October 12, 2005

10.90.1 - Form of the Amended and Restated Certificate of Incorporation

10.90.2 - Stockholders' Agreement among Catamount Energy Corporation and the stockholders parties thereto, dated October 12, 2005

10.90.3 - Registration Rights Agreement among Catamount Energy Corporation and the stockholders parties thereto, dated October 12, 2005

10.90.4 - Put Option Purchase and Sale Agreement between Central Vermont Public Service Corporation and CEC Wind Acquisition, LLC, dated October 12, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Vermont Public Service Corporation

October 18, 2005	By:	Robert H. Young

Name: Robert H. Young
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	EXHIBIT 10.90 - Stock Subscription Agreement by and among CEC Wind Acquisition, LLC, Catamount Energy Corporation, Catamount Resources Corporation, and Central Vermont Public Service Corporation, dated October 12, 2005
10	EXHIBIT 10.90.1 - Form of the Amended and Restated Certificate of Incorporation
10	EXHIBIT 10.90.2 - Stockholders' Agreement among Catamount Energy Corporation and the stockholders parties thereto, dated October 12, 2005
10	EXHIBIT 10.90.3 - Registration Rights Agreement among Catamount Energy Corporation and the stockholders parties thereto, dated October 12, 2005
10	EXHIBIT 10.90.4 - Put Option Purchase and Sale Agreement between Central Vermont Public Service Corporation and CEC Wind Acquisition, LLC, dated October 12, 2005